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                                                                    Exhibit 23.5





                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form F-4 of Telia AB of our report dated February 18, 2002 relating to the consolidated financial statements of Netia Holdings S.A., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers Sp. z.o.o.

PricewaterhouseCoopers Sp. z.o.o.



Warsaw, Poland
September 27, 2002